Exhibit 99.B(d)(89)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Enhanced Investment Technologies, LLC

As of October 21, 2005, as amended March 9, 2006

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
Large Cap Growth Fund
Large Cap Value Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

/s/ Sofia A. Rosala	/s/ Andrew J. Iseman

Name:	Name:

Sofia A. Rosala	Andrew J. Iseman

Title:	Title:

Vice President	Senior Vice President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Enhanced Investment Technologies, LLC

As of October 21, 2005, as amended March 9, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
Large Cap Growth Fund
Large Cap Value Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

/s/ Sofia A. Rosala	/s/ Andrew J. Iseman

Name:	Name:

Sofia A. Rosala	Andrew J. Iseman

Title:	Title:

Vice President	Senior Vice President